Exhibit 99.3









                  EQUITABLE OF IOWA COMPANIES CAPITAL TRUST II

                               OFFER TO EXCHANGE
                                      Its
                       8.424% Series B Capital Securities
          Which Have Been Registered Under the Securities Act of 1933
                       for Any and All of Its Outstanding
                       8.424% Series A Capital Securities
               (Liquidation Amount $1,000 per Capital Security)
                Pursuant to the Prospectus dated April 24, 1997

                                __________, 1997


To Our Clients:

     Enclosed for your consideration are the Prospectus, dated April 24, 1997 (as the same may be amended and supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), in connection with the offer by Equitable of Iowa Companies Capital Trust II, a Delaware statutory business trust (the "Trust"), to exchange the Trust's 8.424% Series B Capital Securities due April 1, 2027 ( the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Trust's outstanding 8.424% Series A Capital Securities due
April 1, 2027 (the "Old Capital Securities"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     The Exchange Offer will expire at 5:00 p.m., New York City time, on _______________, 1997, unless extended (the "Expiration Date").

     We are holding Old Capital Securities for your account. An exchange of the Old Capital Securities can be made only by us and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Capital Securities held by us for your account. The Exchange Offer provides a procedure for holders to tender by means of guaranteed delivery.

     We request information as to whether you wish us to exchange any or all of the Old Capital Securities held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

     Your attention is directed to the following:

     1. The forms and terms of the New Capital Securities are the same in all material respects as the forms and terms of the Old Capital Securities (which they replace) except that the New Capital Securities have been registered under the Securities Act and do not contain certain restrictions on transferability applicable to the Old Capital Securities. Distributions on the New Capital Securities will accumulate from the most recent April 1 or October 1 on which distributions were paid or provided for on the Old Capital Securities or, if no distributions have been paid or provided for on the Old Capital Securities, from April 3, 1997.

     2. Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC") as set forth in certain interpretive letters addressed to third parties in other transactions, New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder which is an "affiliate" of Equitable of Iowa Companies, an Iowa corporation (the "Company") or the Trust within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such New Capital Securities. See "Brown & Wood LLP," SEC No-Action Letter (available February 7, 1997), "Shearman & Sterling," SEC No-Action Letter (available July 2, 1993), "K-111 Communications Corporation," SEC No-Action Letter (available May 14, 1993), "Morgan Stanley & Co., Incorporated," SEC No-Action Letter (available June 5,
1991) and "Exxon Capital Holdings Corporation," SEC No-Action Letter (available May 13, 1988).

     3. The Exchange Offer is not conditioned on any minimum aggregate liquidation amount of Old Capital Securities being tendered. Old Capital Securities may be tendered in whole or in part in denominations of $1,000 in Liquidation Amount or integral multiples of $1,000 in excess thereof. The New Capital Securities will be exchanged for the Old Capital Securities at the rate of one New Capital Security ($1,000 liquidation amount) for each Old Capital Security ($1,000 liquidation amount).

     4. Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept any Old Capital Securities for exchange or to exchange any New Capital Securities for any Old Capital Securities and may terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under "The Exchange Offer - Conditions to the Exchange Offer" have occurred or exist or have not been satisfied.

     5. Tendered Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     6. Any transfer taxes applicable to the exchange of Old Capital Securities pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 9 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Old Capital Securities, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Capital Securities, the entire liquidation amount of Old Capital Securities held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Capital Securities in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.





















































                  EQUITABLE OF IOWA COMPANIES CAPITAL TRUST II

                               OFFER TO EXCHANGE
                                      Its
                       8.424% Series B Capital Securities
          Which Have Been Registered Under the Securities Act of 1933
                       for Any and All of Its Outstanding
                       8.424% Series A Capital Securities
               (Liquidation Amount $1,000 per Capital Security)


Instructions to Registered Holder from Beneficial Owner

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Trust to exchange New Capital Securities for Old Capital Securities.

     This will instruct you to tender the liquidation amount of Old Capital Securities indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned represents that (i) the New Capital Securities acquired pursuant to the Exchange Offer are being obtained in the ordinary course of the undersigned's business, (ii) the undersigned is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such New Capital Securities, and (iii) the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or the Trust.

     If the undersigned is a "broker" or "dealer" registered under the Exchange Act that acquired Old Capital Securities for its own account pursuant to its market-making or other trading activities (other than Old Capital Securities acquired directly from the Company or the Trust or an affiliate of the Company or the Trust) (a "Participating Broker-Dealer"), the undersigned represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the SEC to third parties in other transactions, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

     The undersigned understands that the Company and the Trust have agreed that, subject to the provisions of the Registration Rights Agreement (as defined in the Prospectus) and to the limitations described under "The Exchange Offer - Resales of New Capital Securities" in the Prospectus, the Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities, for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. If the undersigned is a Participating Broker-Dealer, the undersigned agrees that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) pursuant to the Prospectus until the Company or the Trust has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) may be resumed, as the case may be.

                                 Sign Here

                                 _________________________________________
                                 Signature(s)


[_] Tender all Old Capital Securities

Aggregate Liquidation Amount of the Old Capital Securities which are to be tendered:*
_____________________________


___________________________________
Name(s) (Please Print)

___________________________________
Address

___________________________________
Zip Code

___________________________________
Area Code and Telephone No.

Dated:  ______________, 1997


________________________
*Unless otherwise indicated, it will be assumed that all of the Old Capital Securities listed are to be tendered.